Exhibit 23.1

                     De Joya Griffith & Company, LLC

                CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS



To Whom It May Concern:

We have issued our report dated January 24, 2011, accompanying the financial statements of MMAX Media, Inc., on Form 10-K as of September 30, 2010, and the related statements of operations, stockholders' equity, and cash flows for the year then ended and from inception (May 30, 2006) through September 30, 2010. We hereby consent to the reference to being named in the section "Interest of Named Experts" and inclusion of the audit report dated January 24, 2011, on Form 10-K to be filed with the US Securities and Exchange Commission.

Signed,

/s/ De Joya Griffith & Company, LLC
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    De Joya Griffith & Company, LLC
    January 24, 2011


                 2580 Anthem Village Dr., Henderson, NV 89052
             Telephone (702) 563-1600 o Facsimile (702) 920-8049
               Member Firm with Russell Bedford International
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